      As filed with the Securities and Exchange Commission on September 28, 2000
                                                Registration No. 333-___________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            ALLEGIANCE TELECOM, INC.
               (Exact name of company as specified in its charter)

                               Delaware 75-2721491
         (State or other jurisdiction of incorporation or organization)
                      (I.R.S. Employer Identification No.)

                      1950 N. Stemmons Freeway, Suite 3026
                               Dallas, Texas 75207
               (Address of Principal Executive Offices) (Zip Code)

                                   ----------

               ALLEGIANCE TELECOM, INC. 1998 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                   ----------

                               Mark B. Tresnowski
              Senior Vice President, General Counsel and Secretary
                            Allegiance Telecom, Inc.
                     4 Westbrook Corporate Center, Suite 400
                           Westchester, Illinois 60154
                                 (708) 836-5200
            (Name, address including zip code, and telephone number,
                   including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                          PROPOSED MAXIMUM          PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF SECURITIES TO BE          AMOUNT TO BE      OFFERING PRICE PER        AGGREGATE OFFERING      REGISTRATION
           REGISTERED                  REGISTERED(1)            SHARE                     PRICE                 FEE
--------------------------------    ----------------- -----------------------  -------------------------  --------------
Common Stock, par value
$.01 per share..................    6,000,000 shares              $34.00 (2)          $204,000,000             $53,856

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Amendment also covers such additional shares of common stock as may become issuable pursuant to possible adjustments under the stock plan described herein.

(2) The shares being registered hereby are additional shares reserved for issuance pursuant to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, as amended. Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on September 27, 2000, of $34.00.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed by Allegiance Telecom, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 6,000,000 shares of the Company's common stock, par value $.01 per share, to be issued pursuant to the Second Amendment to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan. There is an effective registration statement (Registration No. 333-70769) relating to the issuance under the Plan of 9,233,667 shares of common stock, after giving effect to a three-for-two stock dividend on the common stock paid to shareholders on February 28, 2000, which is incorporated by reference herein accordance with General Instruction E to Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 29, 2000.

          (b) The description of the Company's common stock, par value $.01 per share, contained in the Company's Prospectus, dated April 14, 1999, filed pursuant to Rule 424(b) of the Securities Act of 1933, which relates to the Company's Registration Statement on Form S-1 (Registration No. 333-74763).

          (c) All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of December 31, 1999.

     All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES. Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. The validity of the additional shares of common stock to be issued under the Plan will be passed upon for the Company by Mark B. Tresnowski, the Company's Senior Vice President, General Counsel and Secretary. Mr. Tresnowski owns the Company's common stock and options to purchase the Company's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article X, Part A, of the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") includes such a provision. The Company's Restated Certificate provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Company or, while a Director or officer of the Company, is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while serving as a Director or officer, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights then permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgment, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators under the Restated Certificate. This right of indemnification is a contractual right and includes the obligation of the Company to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that, if and to the extent that the DGCL requires, an advance of expenses incurred by indemnitee in his or her capacity as a Director of officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) will be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it will ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same or lesser scope and effect as the foregoing indemnification of Directors and officers.

The Company has entered into indemnification agreements with its current Directors substantially in the form previously filed with the Commission by the Company and anticipates entering into such agreements in the future with its executive officers and any new Director.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. Not applicable.

ITEM 8. EXHIBITS. An Exhibit index is located after the signature pages hereto.

ITEM 9. UNDERTAKINGS.

(1)  The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) To include any material information respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2000.

                                          ALLEGIANCE TELECOM, INC.

                                          By /s/ ROYCE J. HOLLAND
                                            -----------------------------------
                                              Royce J. Holland, Chairman of the
                                              Board and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark B. Tresnowski and Annie S. Terry, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments or supplements (including post-effective amendments) to this Form S-8 Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on September 28, 2000.

     SIGNATURE                                                 CAPACITY
     ---------                                                 --------
/s/ ROYCE J. HOLLAND                                      Chairman of the Board and Chief
------------------------------------------------            Executive Officer (Principal Executive
Royce J. Holland                                            Officer)

/s/ C. DANIEL YOST                                        President, Chief Operating Officer and
------------------------------------------------            Director
C. Daniel Yost

/s/ THOMAS M. LORD                                        EXECUTIVE Vice President, Chief
------------------------------------------------            Financial Officer and Director
Thomas M. Lord                                              (Principal Financial Officer)



/s/ G. CLAY MYERS                                         Senior Vice President of Finance and
------------------------------------------------          Accounting (Principal Accounting Officer)
G. Clay Myers

/s/ ANTHONY J. PARELLA                                    Senior Vice President of Sales, Training, OSS and
------------------------------------------------            Customer Implementation and Director
Anthony J. Parella

/s/ JAMES E. CRAWFORD, III
------------------------------------------------          Director
James E. Crawford, III

/s/ JOHN B. EHRENKRANZ
------------------------------------------------          Director
John B. Ehrenkranz

/s/ PAUL J. FINNEGAN
------------------------------------------------          Director
Paul J. Finnegan

/s/ RICHARD D. FRISBIE
------------------------------------------------          Director
Richard D. Frisbie

/s/ REED E. HUNDT
------------------------------------------------          Director
Reed E. Hundt

/s/ ALAN E. GOLDBERG
------------------------------------------------          Director
Alan E. Goldberg

/s/ JAMES N. PERRY, JR.
------------------------------------------------          Director
James N. Perry, Jr.

/s/ DINO VENDETTI
------------------------------------------------          Director
Dino Vendetti

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
   4.1          Form of certificate representing shares of Common Stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-1 (Registration
                File No. 333-53475)

   4.2 Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan, incorporated by reference to Exhibit 10.4 of the Company's
                Registration Statement on Form S-4 (Registration File No.
                333-49013)

   4.3 Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.6 of the Company's Registration
                Statement on Form S-1 (Registration File No. 333-53475)

   4.4          First Amendment to the Allegiance Telecom, Inc. 1998 Stock
                Incentive Plan, incorporated by reference to Exhibit 10.7 to the Company's Form 10-K for the fiscal year ended December 31, 1998

   4.5          Second Amendment to the Allegiance Telecom, Inc. 1998 Stock
                Incentive Plan, incorporated by reference to Exhibit 10.8 to the Company's Form 10-K for the fiscal year ended December 31, 1999

  *5.1          Opinion of Mark B. Tresnowski, the Senior Vice President,
                General Counsel and Secretary of Allegiance Telecom, Inc., with respect to the legality of the shares of the common stock being registered hereby

 *23.1          Consent of Arthur Andersen LLP

 *23.2          Consent of Mark B. Tresnowski (included in Exhibit 5.1)

 *24 Power of Attorney (included in the signature pages of this Registration Statement)

---------------

     * Filed herewith.